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                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 23, 1999, accompanying the financial statements of Gateway Energy Corporation included in the Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended February 28, 1999, which is incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



GRANT THORNTON LLP



Houston, Texas
June 16, 1999